As filed with the Securities and Exchange Commission on December 17, 2010
Registration No. 333-170769

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Elephant Talk Communications, Inc.
(Exact name of registrant as specified in its charter)

California	4813	95-4557538
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

19103 Centre Rose Boulevard
Lutz, Florida 33558
+ 1 (813)-926-8920
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven van der Velden
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10010
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Sarah Williams, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Tel: (212)-370-1300 Facsimile: (212)-370-7889

Registrant’s telephone number: + 1 (813)-926-8920

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this
Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the ?earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective ?registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective ?registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
common stock, no par value per share, offered by certain selling stockholders (2)(3)	21,322,997	$3.50	$74,630,489.50	$5,321.16
common stock, no par value per share, underlying warrants held by certain selling stockholders (3)	13,236,475	$1.00	$13,236,475.00	$943.76
common stock, no par value per share, underlying warrants held by certain selling stockholders (3)	3,117,650	$1.25	$3,769,375.00	$277.86
common stock, no par value per share, underlying warrants held by certain selling stockholders (3)	3,451,170	$1.45	$5,004,196.50	$356.80
common stock, no par value per share, underlying warrants held by certain selling stockholders (3)	22,004,325	$1.50	$33,006,487.50	$2,353.36
common stock, no par value per share, underlying warrants held by certain selling stockholders (3)	609,840	$1.61	$981,842.40	$70.01
common stock, no par value per share, underlying selling agent warrants held by certain selling stockholders (3)	2,012,250	$1.73	$3,481,192.50	$248.21
common stock, no par value per share, underlying warrants held by certain selling stockholders (3)	3,117,650	$2.00	$6,235,300.00	$444.58
TOTAL	68,872,357		$140,473,045.90	$10,015.73	(4)

(1)
The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	Based on the closing price of the company’s common stock on November 19, 2010.

(3)
Pursuant to Rule 416 of the Securities Act of 1933, also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the notes and warrants.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-1 Elephant Talk Communications, Inc. (Commission File No. 333-170769) is to file a signed version of the 5.1 opinion and to revise certain fees described in Item 13 of Part II. No other changes have been made to the Registration Statement on Form S-1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$10,015.73
Legal fees and expenses	$57,500.00
Accounting fees and expenses	$20,000.00
TOTAL	$87,515.73

Item 14. Indemnification of Directors and Officers

Charter Provisions and Other Agreement of the Company

Our articles of incorporation and bylaws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, to the extent permitted by California law and (ii) permit us to indemnify our directors and officers, employees and other agents to the fullest extent permitted by the California Corporations Code. Pursuant to Section 317 of the California Corporations Code, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against any expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the directors’ duty of loyalty to us or our shareholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend.

Item 15. Recent Sales of Unregistered Securities

On January 12, 2010 we entered into an agreement with Alliance Advisors, LLC as consideration for investor relations and consulting services to be provided through June 30, 2010. We agreed to pay Alliance Advisors, LLC 12,500 restricted shares of our common stock. These shares have already been issued in 2010. The contract includes the issue of another 12,500 restricted shares of our common stock to be issued end of June 2010.

In connection with the QAT II loans, we issued to QAT II an aggregate of 2,513,195 warrants to purchase up to 2,513,195 shares of common stock.

On March 17, 2010 we issued 10,235,739 shares as purchase price consideration following the completion of the acquisition of Validsoft Ltd.

In May 2010 we sold 2,885,000 of units at a purchase price of $1.00 per unit, with each unit consisting of one share of our restricted common stock and two warrants to accredited, United States and foreign investors (including affiliates of the Company) in transactions exempt from registration under the Securities Act pursuant to Section 4(2), Regulation D and Regulation S (the “Sales”). In connection with the Sales, the purchasers received (i) warrants to purchase up to 2,885,000 of shares of our common stock, at an exercise price of $1.25 per share and (ii) warrants to purchase up to 2,885,000 of shares of our common stock, at an exercise price of $2.00 per share. None of the warrants contain cashless exercise provisions.

Each warrant contains standard anti-dilution protection and may be cancelled upon the occurrence of the following: (i) with respect to the $1.25 warrant, in the event that the average of the last closing sale price of the common stock on the OTC Bulletin Board, or a national securities exchange, trading market or inter-dealer electronic quotation system, exceeds $3.00 for twenty consecutive trading days and the holder fails to exercise within fifteen days of receipt of notice this target was met, the warrants will expire worthless and (ii) with respect to the $2.00 warrant, in the event that the average of the last closing sale price of the common stock on the OTC Bulletin Board, or a national securities exchange, trading market or inter-dealer electronic quotation system, exceeds $4.00 for twenty consecutive trading days and the holder fails to exercise within fifteen days of receipt of notice this target was met, the warrants will expire worthless.

The proceeds of the 2010 bridge offering securities were used for general working capital purposes.

On June 28, 2010, we consummated the first closing of the 2010 Private Placement Offering.  In connection with the first closing, we sold units having an aggregate value of $6,459,800 to accredited investors.  At a price of $1.20 per unit, we delivered shares of common stock in the amount of 5,383,175 and warrants to purchase an aggregate of 5,383,175 shares of common stock at a purchase price of $1.20 per share, rounding up to account for any fractional shares.

On August 4, 2010, we sold an aggregate of $1,482,700 principal amount of units and delivered warrants to purchase an aggregate of 1,235,587 shares of common stock at a purchase price of $1.50 per share.
On August 31, 2010, we sold an aggregate of $445,050 principal amount of units at $1.20 per Unit, delivering 370,876 shares of common stock and warrants to purchase an aggregate of 370,876 shares of common stock at an exercise price of $1.50 per share.

On October 8, 2010, we old an aggregate of $13,738,021 in principal amount of units, including $5,612,450 principal amount in units sold by Dawson James Securities, Inc. (“Dawson James”) and $8,125,571 from the automatic conversions of the promissory notes and loans held by QAT II.   As a result, the Company delivered 11,448,359 shares of common stock and warrants to purchase an aggregate of 11,448,359 shares of common stock.

The warrants issued as part of the units included in the 2010 Private Placement Offering entitle the holder to purchase shares of our common stock for a period of five years from the date of issuance and contain certain anti-dilution rights.  In the event (i) the trading price of the common stock exceeds $2.25 for twenty (20) consecutive trading days and (ii) there is an effective registration statement with a current prospectus on file with the Securities and Exchange Commission, we have the option to redeem the warrants.

The Company is obligated to register the common stock underlying the units and warrants on a registration statement to be filed after the final closing of the 2010 Private Placement Offering.  In addition, the investors in the 2010 Private Placement Offering are entitled to unlimited piggy-back registration rights.

In connection with the 2010 private placement offering, we issued 2,100,005 warrants on the same terms as the warrants included in the units to Dawson James.

The proceeds of the 2010 private placement securities were used for working capital pruposes.

On June 10, 2010, we issued 5,026,390 warrants to QAT II in consideration for their executing the amendment to the QAT loan agreements.

In addition, during the three months ending June 30, 2010, we issued an aggregate of 1,671,767 shares to various parties for (i) services provided and (ii) with respect to contingent condition due pursuant to a stock purchase agreement. We received no proceeds from the issuance of these securities.

On January 31, 2008 we entered into an agreement with Insomnia BV. This agreement included the issuance of warrants to purchase shares of our common stock based on the revenue-margin contributed by the acquisition of customers during 2008 and 2009. The final calculation has been made which resulted in the issuance of warrants to purchase 3,256 shares of our common stock at an exercise price of $2.25

In December 2009 the Compensation Committee and board of directors approved the issuance of certain employee stock option to purchase up to 2,276,000 of our common shares with an average exercise price of $1.35.

Pursuant to a Consulting Agreement dated June 20, 2008, as amended July 9, 2008, we issued 325,000 shares of our common stock pursuant to our 2008 Long-Term Incentive Plan to a consultant in exchange for services to be rendered. The shares of common stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

In August of 2008, we consummated a final closing (the “Closing”) of our private placement offering (the “Offering”), an offering that started in May 2008, of Units comprised of shares of common stock (the “Shares”) and warrants to purchase shares of common stock (the “Warrants”, together with the Shares, the “Securities”) to accredited European investors (“Investors”). The Securities were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

In the second quarter of 2008 we sold an aggregate of 3,148,929 Shares at a exercise price of $1.05 per Share and delivered Warrants to purchase an aggregate of 3,148,926 shares of our common stock at a exercise price of $1.26 per share and Warrants to purchase an aggregate of 1,574,462 shares of our common stock at a exercise price of $1.47 per share.

In the third quarter of this year we sold an aggregate of 3,898,177 Shares at a exercise price of $1.05 per Share and delivered Warrants to purchase an aggregate of 3,898,653 Shares of our common stock at a exercise price of $ 1.26 per share and Warrants to purchase an aggregate of 1,949,327 shares of our common stock at a exercise price of $1.47 per share.

We sold in total 7,047,106 Shares at an exercise price of $1.05 and delivered Warrants to purchase an aggregate of 7,047,579 shares of our common stock at an exercise price of $1.26 per share and Warrants to purchase an aggregate of 3,523,789 shares of our common stock at an exercise price of $1.47 per share.

In 2008 we realized gross proceeds of $7,400,127 and net proceeds of $6,372,132 after the payment of placement fees which totaled $1,027,995.

On September 30, 2008, we issued 30,000 shares of our common stock to Redchip Companies, Inc. in consideration for consulting services related to investor relations.
On June 9, 2008, we and Rising Water Capital AG (“RWC”) entered into a settlement agreement, effective May 13, 2008 (the “Settlement Agreement”), whereby RWC agreed to convert the Note held by it in the amount of $3,500,000 and accumulated interest of $889,881 into our common stock. As a result, total number of shares post reverse stock split issued as a result of the conversion was 5,017,007, based on a post reverse stock split conversion price of $0.875.

On May 26, 2006, we executed a second Convertible Promissory Note (the “2nd Note”) in the principal sum of $3,000,000 with RWC.  On June 9, 2008, we and RWC entered into the Settlement Agreement whereby RWC agreed to convert the 2nd note principal amount of $3,000,000 and interest of $549,289 into our common stock. RWC also agreed to fund the remaining balance under the $3,000,000 note. In order to induce RWC to convert the promissory note, we agreed to reduce the conversion price of the $3,000,000 note to the price at which we offer our common stock in a subsequent financing with a minimum of $1,000,000 in gross proceeds. The conversion price was adjusted to reflect the reverse stock split. As a result, the total number of shares (pre Reverse Split 1:25) amounted to 84,506,891.  The number of post Reverse Stock Split shares issued as a result of the conversion was 3,380,276 (post reverse stock split price of $1.05).

Pursuant to the terms of the Settlement Agreement, upon conversion of the 2nd Note, we agreed to make an incentive payment to RWC, commensurate with any fees paid in connection with a financing, pro rata, based upon the aggregate amount raised in such financing, whether equity or debt, of at least $1.0 million (the “Incentive Payment”).

On February 3, 2009, 23,982 shares of common stock were issued to RWC as part of the Incentive Payment.  As a result of our private placement of securities in excess of $1.0 million, RWC is additionally entitled, as an Incentive Payment, approximately $451,915 in cash and was issued warrants to purchase 338,029 shares of our common stock at $1.05 per share, warrants to purchase 338,029 shares of our common stock at $1.26 per share and warrants to purchase 169,015 shares of our common stock at $1.47 per share.  In lieu of the cash payment to RWC was entitled, on January 2, 2009, RWC accepted 742,000 shares of our common stock, based on a conversion price of $0.60 per share.

In the fourth quarter of 2008, pursuant to four restricted stock agreements, we issued an aggregate of 2,420,833 to our non-executive directors in consideration for services rendered in connection with their positions on our board of directors.

The following private placements of the Company’s securities were made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, Rule 506 of Regulation D promulgated under the Securities Act or Regulation S.

Item 16. Exhibits

Number Description
3.1 Amended and Restated Articles of Incorporation (1)
3.2 Amended and Restated By-Laws (2)
3.3 Amended and Restated Articles of Incorporation, filed with the State of California on June 10, 2008. (3)
5.1 Opinion of Ellenoff Grossman & Schole LLP
10.1 Stock Purchase Agreement dated June 30, 2005, by and among the Company and Rising Water Capital, A.G. (4)
10.2 Convertible Promissory Note dated December 15, 2005, by the Company, in favor of Rising Water Capital, A.G. (5)
10.3 Equity Transfer Agreement, dated January 4, 2006, by and among Zhongrun Chuangtou Technology Co. Ltd. and Guangdong Guangxiang Network Information Co., Ltd (6)
10.4 Exclusive Technical Consulting and Services Agreement, dated January 2, 2006, by and among Jinfuyi Technology (Beijing) Co., Ltd. and Beijing Chinawind Communication Information Technology Co., Ltd. (6)

10.5 Convertible Promissory Note dated May 26, 2006, by the Company, in favor of Rising Water Capital, A.G. (7)
10.6 Agreement of Purchase and Sale, dated November 16, 2006, by and among the Company, Elephant Talk Europe Holding B.V. and Beltrust A.G. (8)
10.7 Form of Common Stock Purchase Agreement, dated August 31, 2007, by and among the Company and certain investors. (9)
10.8 Settlement Agreement, entered by and between the Company and Rising Water Capital AG. (10)
10.9 Loan Agreement by and between the Company and QAT II Investments dated January 27, 2009(11)
10.10 Loan Agreement by and between the Company and QAT II Investments dated February 15, 2009(12)
10.11 Loan Agreement by and between the Company and QAT II Investments dated February 23, 2009(12)
10.12 Loan Agreement by and between the Company and QAT II Investments dated March 31, 2009(12)
10.13 Security Agreement, entered into by and between the Company and QAT II Investments (12)
10.14 Loan Agreement by and between the Company and QAT II Investments dated May 27, 2009(13)
10.15 Contract for the Supply of Operation and Technical Services through a Comprehensive Technological Platform between Vizzavi Espana S.L. and the Company(14)
10.16 Collaboration Agreement by and between Validsoft Limited and the Company(15)
10.17 Loan Agreement by and between the Company and QAT II Investments dated July 1, 2009(16)
10.18 Amendments to Loan Agreements dated January 27, 2009, February 15, 2009, March 4, 2009, March 31, 2009, May 4, 2009, and May 27, 2009 by and between QAT II Investments and the Company(16)
10.19 Side Agreement by and between Validsoft Limited and the Company(17)
10.20 Extension Agreement by and between Validsoft Limited and the Company(17)
10.21 Amendment to Loan Agreements dated January 27, 2009, February 15, 2009, March 4, 2009, March 31, 2009, May 4, 2009, May 27, 2009, July 1, 2009 and July 8, 2009 by and between QAT II Investments and the Company(18)

10.22 Letter Agreement by and between Validsoft Limited and the Company(19)
10.23 Heads of Terms Agreement by and between Validsoft Limited and the Company(20)
10.24 Loan Agreement by and between the Company and QAT II Investments dated February 3, 2010(21)
10.25 Loan Agreement by and between the Company and QAT II Investments dated February 24, 2009(22)
10.26 Sale and Purchase Agreement, dated March 17, 2010, by and among the Company. And the shareholders of Validsoft Limited other than Enterprise Ireland (23)
10.27 Sale and Purchase Agreement, dated March 17, 2010, by and the Company and Enterprise Ireland (23)
10.28 Loan agreement dated March 22, 2010 by and between the Company and QAT II Investments, SA (25)
10.29 Loan agreement dated March 30, 2010 by and between the Company and QAT II Investments, SA (25)
14.1 Code of Ethics (1)
21.1 Subsidiaries of the Registrant (24)

23.1 Consent public accounting firm BDO Seidman, LLP**
23.2 Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

** Previously filed

(1) Filed as part of our Definitive Proxy Statement on Schedule 14A on December 28, 2007.
(2) Filed as an Exhibit to our Current Report on Form 8-K on January 22, 2008.
(3) Filed as an Exhibit to our Current Report on Form 8-K on June 12, 2008.
(4) Filed as an Exhibit to our Current Report on Form 8-K on July 7, 2005.
(5) Filed as an Exhibit to our Current Report on Form 8-K on December 16, 2005.
(6) Filed as an Exhibit to our Current Report on Form 8-K on January 13, 2006.
(7) Filed as an Exhibit to our Current Report on Form 8-K on June 5, 2006.
(8) Filed as an Exhibit to our Current Report on Form 8-K on December 1, 2006.
(9) Filed as an Exhibit to our Current Report on Form 8-K on November 19, 2007.
(10) Filed as an Exhibit to our Current Report on Form 8-K on June 12, 2008.
(11) Filed as an Exhibit to our Current Report on Form 8-K on February 2, 2009.
(12) Filed as an Exhibit to our Current Report on Form 8-K on April 9, 2009.
(13) Filed as an Exhibit to our Current Report on Form 8-K on June 1, 2009.
(14) Filed as an Exhibit to our Current Report on Form 8-K on June 4, 2009 and amended by a Current Report on Form 8-K filed September 17, 2009.
(15) Filed as an Exhibit to our Current Report on Form 8-K on June 24, 2009.
(16) Filed as an Exhibit to our Current Report on Form 8-K on July 2, 2009.
(17) Filed as an Exhibit to our Current Report on Form 8-K on July 8, 2009.
(18) Filed as an Exhibit to our Current Report on Form 8-K on July 21, 2009.
(19) Filed as an Exhibit to our Current Report on Form 8-K on August 6, 2009.
(20) Filed as an Exhibit to our Current Report on Form 8-K on November 6, 2009.
(21) Filed as an Exhibit to our Current Report on Form 8-K on February 18, 2010.
(22) Filed as an Exhibit to our Current Report on Form 8-K on February 26, 2010.
(23) Filed as an Exhibit to our Current Report on Form 8-K on March 23, 2010.
(24) Filed as an Exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 on March 31, 2010.
(25) Filed as an Exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 on May 17, 2010.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 17th day of December, 2010.

Elephant Talk Communications, Inc.

By:	/s/ Steven van der Velden
Steven van der Velden
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Steven van der Velden	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	December 17, 2010
Steven van der Velden

/s/ Mark Nije*	Chief Financial Officer (Principal Accounting Officer)	December 17, 2010
Mark Nije

/s/ Martin Zuurbier*	Chief Operating Officer, Chief Technical Officer, Director.	December 17, 2010
Martin Zuurbier

/s/ Yves R. van Sante*	Director	December 17, 2010
Yves R. van Sante

/s/ Johan Dejager*	Director	December 17, 2010
Johan Dejager

/s/ Roderick de Greef*	Director	December 17, 2010
Roderick de Greef

/s/ Phil Hickman*	Director	December 17, 2010
Phil Hickman

*	By:	/s/ Steven van der Velden
Name: Steven van der Velden Attorney-in-Fact